UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		February 28, 2007

AURORA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

UTAH	0-25170	87-0306609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 Copper Ridge Drive, Suite 100, Traverse City, MI		49684
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(231) 941-0073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Today, Aurora Oil & Gas Corporation announced its final year-end 2006 proved reserves value. The final year-end 2006 report, issued by Schlumberger Data and Consulting Services, values 153 billion cubic feet equivalent (Bcfe) of net proved reserves at a pre-tax PV-10 of $159 million, exclusive of existing hedges. This represents an increase of $20 million in the pre-tax PV-10 from the amount reported on February 14, 2007 of $139 million and is due to a correction of estimated future production costs. A copy of the press release is included as Exhibit 99.1 to this report.

The information in this Current Report appearing under the heading “Item 7.01 Regulation FD Disclosure,” including Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

c. Exhibits

Exhibit No.	Description

99.1	Aurora Oil & Gas Corporation press release dated February 28, 2007 entitled “Aurora Oil & Gas Corporation Releases Final Year-End 2006 Reserves Value.”

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on February 28, 2007.

AURORA OIL & GAS CORPORATION

Date: February 28, 2007	/s/ William W. Deneau
By: William W. Deneau
Its: President